SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 April 10, 2002
                Date of Report (Date of earliest event reported)


                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)


  Mississippi                         0-3683                      64-0471500
(State or other              (Commission File Number)           (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)



                             248 East Capitol Street
                                Jackson, MS 39201
          (Address, including zip code, of principal executive office)


                                 (601) 354-5111
              (Registrant's telephone number, including area code)

Item 5.  Other Events

Trustmark Corporation announced that T. H. Kendall, III, Chairman of the Board, has retired after 31 years of service to the organization. Mr. Kendall joined the Board of Directors of Trustmark in 1971 and became Chairman in 1999. Richard
G. Hickson, Trustmark's Chief Executive Officer, has been elected to assume the additional duties of Chairman of the Board of Directors of Trustmark Corporation.


Item 7. Financial Statements and Exhibits

(c) The following exhibit is filed as part of this Form 8-K.

        Exhibit No.      Description
        -----------      ----------------------------------
        99               Press release dated April 10, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION



DATE:  April 10, 2002                   BY:  /s/ Richard G. Hickson
                                             -----------------------------------
                                             Richard G. Hickson
                                             Chairman of the Board,
                                             President & Chief Executive Officer

                                  EXHIBIT INDEX



99       Press release dated April 10, 2002.

                                                                      EXHIBIT 99


For Immediate Release
April 10, 2002

        Trustmark Announces Retirement of T. H. Kendall III as Chairman;
                    Richard G. Hickson, CEO, Elected Chairman

Jackson, Miss. - Trustmark Corporation (NASDAQ: TRMK) announced that T. H. Kendall III, Chairman of the Board, has retired after 31 years of service to the organization. Kendall joined the Board of Directors of Trustmark in 1971 and became Chairman in 1999. Richard G. Hickson, Trustmark's Chief Executive Officer, has been elected to assume the additional duties of Chairman of the Board of Directors of Trustmark Corporation.

"Ted Kendall has provided outstanding leadership and guidance to Trustmark for over three decades. His insight and dedication have been particularly meaningful for me, as we have transformed Trustmark from a bank to a financial services company. While Ted's counsel will be missed on the Board, we look forward to his continued support for Trustmark," said Richard Hickson, Chairman and CEO.

Trustmark is a financial services company providing banking, investment and insurance solutions through over 150 offices and 2,400 associates in Mississippi and Tennessee. For additional information, visit Trustmark's web site at www.trustmark.com.